UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 3, 2020

RAYTHEON COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13699	95-1778500
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	RTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion on April 3, 2020 (the “Closing Date”) of the transactions contemplated by the Agreement and Plan of Merger, dated as of June 9, 2019, as amended by Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger, dated as of March 9, 2020 (as amended, the “Merger Agreement”), by and among Raytheon Company, a Delaware corporation (“Raytheon”), United Technologies Corporation, a Delaware corporation (“UTC”) and Light Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of UTC (“Merger Sub”), pursuant to which Merger Sub merged with and into Raytheon (the “Merger”), with Raytheon surviving the Merger as a wholly owned subsidiary of UTC. At the effective time of the Merger (the “Effective Time”), UTC changed its name to Raytheon Technologies Corporation (“RTX”).

Item 1.02	Termination of a Material Definitive Agreement.

On April 3, 2020, in connection with the closing of the Merger, Raytheon terminated, and prepaid all amounts outstanding under, the Competitive Advance and Revolving Credit Agreement, dated as of September 30, 2019 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among Raytheon, as borrower, the financial institutions party thereto, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent. No early termination penalties were incurred by Raytheon in connection with the termination of the Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

On the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each issued and outstanding share of Raytheon common stock, par value $0.01 per share (“Raytheon Common Stock”) (other than shares held by Raytheon as treasury stock) was converted into the right to receive 2.3348 (the “Exchange Ratio”) fully paid and nonassessable shares of UTC common stock (“UTC Common Stock”); plus, if applicable, cash in lieu of fractional shares of UTC Common Stock.

As of the Effective Time, each outstanding award of unvested restricted shares of Raytheon Common Stock (each, a “Raytheon Restricted Stock Award”) was automatically, and without any action on the part of the holder thereof, treated as follows: (1) if such Raytheon Restricted Stock Award became vested at the Effective Time pursuant to its terms, such Raytheon Restricted Stock Award was converted into the right to receive a number of shares of UTC Common Stock equal to the product of (a) the number of shares of Raytheon Common Stock subject to such Raytheon Restricted Stock Award immediately prior to the Effective Time and (b) the Exchange Ratio (with a cash payment in respect of any fractional shares in accordance with the terms and conditions set forth in the Merger Agreement), less applicable tax withholding; or (2) if such Raytheon Restricted Stock Award did not become vested at the Effective Time pursuant to its terms, such Raytheon Restricted Stock Award was converted into an award of unvested restricted shares of UTC Common Stock with the same terms and conditions that applied to such Raytheon Restricted Stock Award immediately prior to the Effective Time, relating to a number of shares of UTC Common Stock equal to the product, rounded to the nearest whole number of shares, of (a) the number of shares of Raytheon Common Stock subject to such Raytheon Restricted Stock Award immediately prior to the Effective Time and (b) the Exchange Ratio.

As of the Effective Time, each outstanding award of time-based vesting restricted stock units relating to Raytheon Common Stock (each, a “Raytheon RSU Award”) was automatically, and without any action on the part of the holder thereof, treated as follows: (1) if such Raytheon RSU Award became vested at the Effective Time pursuant to its terms, such Raytheon RSU Award was cancelled and converted into the right to receive a number of shares of UTC Common Stock equal to the product of (a) the number of shares of Raytheon Common Stock subject to such Raytheon RSU Award immediately prior to the Effective Time and (b) the Exchange Ratio (plus a cash payment in respect of any fractional shares in accordance with the terms and conditions set forth in the Merger Agreement), less applicable tax withholding; or (2) if such Raytheon RSU Award did not become vested at the Effective Time pursuant to its terms, such Raytheon RSU Award was converted into an award of UTC restricted stock units with the same terms and conditions that applied to such Raytheon RSU Award immediately prior to the Effective Time, relating to a number of shares of UTC Common Stock equal to the product, rounded to the nearest whole number of shares, of (a) the number of shares of Raytheon Common Stock subject to such Raytheon RSU Award immediately prior to the Effective Time and (b) the Exchange Ratio.

As of the Effective Time, each outstanding award of performance-based vesting restricted stock units relating to Raytheon Common Stock (each, a “Raytheon PSU Award”) was automatically, and without any action on the part of the holder thereof, converted into an award of UTC restricted stock units with the same terms and conditions (other than performance-based vesting conditions) that applied to such Raytheon PSU Award immediately prior to the Effective Time, relating to a number of shares of UTC Common Stock equal to the product, rounded to the nearest whole number of shares, of (1) the number of shares of Raytheon Common Stock subject to such Raytheon PSU Award immediately prior to the Effective Time (with such number of shares determined by deeming the applicable performance conditions to be achieved at (a) if the Effective Time occurred within the first calendar year of the relevant performance cycle, target level of performance and (b) if the Effective Time occurred on or after completion of the first calendar year of the relevant performance cycle, (i) with respect to the relative total shareholder return performance metric, actual performance through the last business day preceding the Closing Date and (ii) with respect to the return on invested capital and cumulative free cash flow performance metrics, actual performance for all completed calendar years in the relevant performance cycle and assumed performance at target for each remaining calendar year of the performance cycle (with determinations of actual performance made by the Management Development and Compensation Committee of Raytheon’s Board of Directors after consultation with UTC)) and (b) the Exchange Ratio.

The foregoing description of the completion of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by Raytheon with the SEC on June 10, 2019, and the Amendment, which was filed by Raytheon with the SEC on March 13, 2020, both of which are also included as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On April 3, 2020, in connection with the completion of the Merger, Raytheon notified the New York Stock Exchange (the “NYSE”) that the Merger has been completed and requested that trading in Raytheon Common Stock be suspended prior to the opening of trading on April 3, 2020. In addition, Raytheon requested that the NYSE file with the SEC a notification of removal from listing on Form 25 to delist the shares of Raytheon Common Stock from the NYSE and deregister the shares of Raytheon Common Stock under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). As a result, Raytheon Common Stock will no longer be listed on the NYSE. Additionally, Raytheon intends to file with the SEC a certification and notice on Form 15 under the Exchange Act requesting the termination of the registration of Raytheon Common Stock under Section 12(g) of the Exchange Act and the suspension of Raytheon’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As of the Effective Time, each holder of a certificate or book-entry share representing any shares of Raytheon Common Stock will cease to have any rights with respect thereto, except the right to receive the merger consideration as described above and subject to the terms and conditions set forth in the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

The information provided in the Introductory Note and Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As of the Effective Time, as contemplated under the Merger Agreement, Merger Sub merged with and into Raytheon, with Raytheon continuing as the surviving corporation and a wholly owned subsidiary of UTC.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

As of the Effective Time, in accordance with the terms of the Merger Agreement, all of the directors of Raytheon ceased serving as directors of Raytheon and the directors of Merger Sub, Sean P. Moylan and David Whitehouse, became the directors of Raytheon. Following the Effective Time on the Closing Date, Messrs. Moylan and Whitehouse voluntarily resigned as directors of Raytheon and Roy A. Azevedo, Wesley D. Kremer, Frank R. Jimenez and Anthony F. O’Brien were appointed directors of Raytheon.

As of the Effective Time, Tracy A. Atkinson, Thomas A. Kennedy, George R. Oliver, Dinesh C. Paliwal, Ellen M. Pawlikowski, James A. Winnefeld and Robert O. Work, each a former director of Raytheon, became directors of RTX.

Also in connection with the completion of the Merger, as of the Effective Time, Roy A. Azevedo and Wesley D. Kremer were each appointed as a co-President of Raytheon and became the principal executive officers of Raytheon. Anthony F. O’Brien and Michael J. Wood were also appointed as Vice President and Chief Financial Officer and Vice President and Controller, respectively, and will continue as the principal financial officer and principal accounting officer of Raytheon. In connection therewith, Thomas A. Kennedy, Chairman and Chief Executive Officer of Raytheon, will no longer serve in such position for the Surviving Corporation. As of the Effective Time, Mr. Kennedy became the Executive Chairman of RTX.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

As of the Effective Time, the certificate of incorporation of Raytheon was amended and restated in its entirety (the “A&R Charter”), and the bylaws of Raytheon were amended and restated in their entirety (the “A&R Bylaws”).

Copies of the A&R Charter and the A&R Bylaws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On April 3, 2020, RTX issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of June 9, 2019, by and among United Technologies Corporation, Light Merger Sub Corp. and Raytheon Company (incorporated by reference to Exhibit 2.1 to Raytheon’s Current Report on Form 8-K, filed on June 10, 2019).*

2.2

Amendment No. 1 to the Agreement and Plan of Merger, dated as of March 9, 2020, by and among United Technologies Corporation, Light Merger Sub Corp. and Raytheon Company (incorporated by reference to Exhibit 2.1 to Raytheon’s Current Report on Form 8-K, filed on March 13, 2020).

3.1	Amended and Restated Certificate of Incorporation of Raytheon Company, dated April 3, 2019.

3.2	Amended and Restated Bylaws of Raytheon Company, dated April 3, 2019.

99.1	Press Release, dated April 3, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Raytheon agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date: April 3, 2020	By:	/s/ Frank R. Jimenez
Frank R. Jimenez
Vice President, General Counsel and Secretary